TERMINATION AGREEMENT

               This Termination Agreement is made effective February 7, 1998 (the "Effective Date") by and between BECTON DICKINSON AND COMPANY, a New Jersey corporation ("Landlord") and Matrix Pharmaceutical, Inc., a Delaware corporation ["Tenant").

                                    RECITALS

               A. Landlord and Tenant entered into a Standard Industrial Lease - Multi-Tenant (the "Lease") dated as of November 16, 1992, as amended, for premises commonly known as 2350 Qume Drive, San Jose, California and described therein (the "Original Premises"), for a term of 4 years commencing on November 16, 1992, upon the terms and conditions set forth in said Lease; and

               B. The parties desire to cancel and terminate said Lease upon the terms and conditions herein provided;

               NOW, THEREFORE, in consideration of the mutual covenants of the respective parties hereto, it is agreed as follows:

               1. Surrender: Tenant will surrender possession of the Premises described in the Lease to Landlord and Landlord will accept the surrender thereof on the Effective Date, and the said Lease shall be and the same will be cancelled and terminated as of that date. Tenant shall fully comply with all obligations under the Lease through the Effective Date, including those provisions relating to the condition of the Premises and removal of Tenant's personal property upon expiration of the term of the Lease. Landlord acknowledges and agrees that the Premises are in compliance with the surrender obligations of the Lease, and accepts the Premises in their "as is" condition.

               2. Consideration: For and in consideration of the foregoing surrender and acceptance and cancellation of the Lease, Tenant does concurrently herewith pay to Landlord the sum of $82,806.98 (the "Consideration"). The Consideration includes return by Landlord of all monies that Tenant has deposited with Landlord as a security deposit pursuant the Lease.

               3. Release: Tenant does hereby release and forever discharges Landlord, and its partners, officers, directors, agents, trustees, beneficiaries, and employees, of and from any and all claims, acts, damages, demands, rights or action and causes of action which Tenant ever had, now has or in the future may have, against Landlord, arising from or in any way connected with the Premises and Landlord's management or operation of the building of which the Premises is a part. Subject to Tenant's compliance with the surrender obligations set forth herein and payment of the Consideration, and except for the obligations of Tenant which are intended to survive termination of the Lease (including, without limitation, the indemnity obligations contained in paragraphs 8.7 and 50.4 of the Lease and the obligations concerning confidential information contained in paragraph 54 of the Lease), Landlord does hereby release and forever discharge Tenant, and its officers, directors, agents, trustees, beneficiaries and employees of and from any and all claims, acts, damages, demands, rights or actions or causes of action which Landlord ever



                                       1.
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had, now has or in the future may have,  whether known or unknown,  arising from or in any way connected to the Premises. Landlord and Tenant expressly waive any and all rights which either may have under Section 1542 of the Civil Code of the
State  of   California   (or  other   similar   statutes),   pertaining  to  the
aforementioned releases, which statute provides as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     IN WITNESS WHEREOF the parties hereto have set their hands as of the day and year first above written.

"LANDLORD"                                  "TENANT"

Becton Dickinson and Company                Matrix Pharmaceutical, Inc.

By:  /s/ Deborah Neff                        By: /s/ Ronald P. Lucas
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Title: President-BDIS                        Title: V.P. of Operation
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                                             By:
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                                             Title:
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                                       2.